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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Number 333-00014 on Form S-3 dated January 17, 1996, as amended by the Post-effective Amendment No. 1 to Form S-3 effective December 3, 1998, Registration Statement Number 333-02334 on Form S-8 dated March 14, 1996, Registration Statement Number 333-17897 on Form S-8 dated December 16, 1996, Registration Statement Number 333-69343 on Form S-8 dated December 21, 1998, and Registration Statement Number 333-61804 on Form S-8 dated May 29, 2001 of Guidant Corporation and in the related Prospectus of our reports dated February 8, 2005, with respect to the consolidated financial statements and schedule of Guidant Corporation, Guidant Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Guidant Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                  /s/ Ernst & Young LLP
Indianapolis, Indiana
February 11, 2005